Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-106713

Prospectus Supplement

(To Prospectus Dated July 31, 2003

And Prospectus Supplement Dated

September 11, 2003

And Prospectus Supplement Dated

October 15, 2003

And Prospectus Supplement Dated

May 5, 2004 and

And Prospectus Supplement Dated

June 4 2004)

ACTION PRODUCTS INTERNATIONAL, INC.

3,272,092 Shares of Common Stock Underlying Common Stock Purchase Warrants

This Prospectus Supplement supplements the Prospectus dated July 31, 2003, as supplemented on September 11, 2003, October 15, 2003, May 15, 2004 and June 4, 2004, relating to the prior registration of our public offering of common shares issuable upon exercise of common stock purchase warrants.

Extension of Term of the Warrants

On June 6, 2006, our Board of Directors extended the time you have to exercise your warrants until 5:00 p. m New York City time, on December 31, 2010.

The warrants were previously set to expire on June 9, 2006. All other terms of the warrants remain the same, including our right to redeem the warrants at any time prior to December 31, 2010 for $0.001 per warrant by giving all of the holders of our warrants 21 days’ prior written notice.

The date of the Prospectus Supplement is June 7, 2006.